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                       [FENWICK & WEST LLP LETTERHEAD]


                                                                  EXHIBIT 5.01
                                                                  ------------

                             September 24, 1998


eBay Inc.
2005 Hamilton Avenue, Suite 350
San Jose, CA 95125

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about September 24, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 8,132,662 shares of your Common Stock ("the Stock") subject to issuance by you upon the exercise of (a) stock options granted by you under your 1996 Stock Option Plan (the "1996 Plan") and your 1997 Stock Option Plan (the "1997 Plan"), (b) stock options granted by you outside of any stock option plan (the "Non-Plan Options"), (c) stock options to be granted by you under your 1998 Equity Incentive Plan (the "Equity Incentive Plan"), and your 1998 Directors Stock Option Plan (the "Directors Plan") or (d) purchase rights granted or to be granted under your 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The plans referred to in clauses (a) through (d) above are collectively referred to in this letter as the "Plans"). In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 333 59097) filed with the Commission on July 15, 1998, as subsequently amended, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

        (2) your registration statement on Form 8-A (File Number 000-24821) filed with the Commission on August 20, 1998;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, eBay, Inc., a California corporation ("eBay California"), that are in our possession; and

        (6) the stock records for both you and eBay California that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock stock that was prepared by you and dated September 23, 1998).

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

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eBay Inc.
September 24, 1998
Page 2


        We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us
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to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that the 8,132,662 shares of Stock that may be issued and sold by you upon the exercise of (a) stock options granted or to be granted under the Equity Incentive Plan Plan or the Directors Plan, (b) stock options granted under the 1996 Plan, 1997 Plan or the Non-Plan Options and (c) purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                  Very truly yours,

                                  FENWICK & WEST LLP

                                  By: /s/ Matthew P. Quilter
                                      ----------------------
                                      Matthew P. Quilter